Exhibit 99.1

Impac Mortgage Holdings, Inc. Announces Business Update

Irvine, CA – April 15, 2020 – Impac Mortgage Holdings, Inc. (NYSE American: IMH, the “Company”), announced today a Company-wide business update:

•                     On March 30, 2020, the Company announced that it had instituted a temporary suspension of all lending activity. While mortgage markets may appear to be normalizing, the industry, most acutely for non-bank mortgage originators and servicers, continues to manage to the uncertainties of the various initiatives promulgated by the U.S. Federal Government, the Federal Reserve and other state and local governmental and quasi-governmental agencies relating to economic stimulus, mortgage principal and interest forbearance, liquidity and origination and servicing practices. Until the industry achieves clarity on these items, the Company’s lending activities will remain on hold. The Company continues to believe it prudent to de-risk and to protect liquidity during this unprecedented time. These actions are crucial to preserving long-term value for our capital partners and stakeholders. As facts and circumstances change, the Company will update the market.

The novel coronavirus outbreak continues to have a real-time impact on all business sectors. The Company remains focused on prioritizing liquidity, preserving its business relationships and caring for its employees, their families and its community. The rapid development and fluidity of the effects of the coronavirus precludes any prediction as to the ultimate adverse impact of the coronavirus on its business. Nevertheless, the coronavirus presents material uncertainty and risk with respect to the Company’s performance, financial condition, results of operations and cash flows.

•                     On April 15, 2020, the Company entered into final agreements with the holders of its Convertible Promissory Notes due May 8, 2020 in the original aggregate principal amount of $25 million (the “Notes”) to (1) extend the maturity date of the Notes, from May 8, 2020, by an additional six months to November 9, 2020 and (2) to decrease the interest rate on the Notes to 7.0% per annum from date of issuance of the amended Notes. In connection with the issuance of the amended Notes, the Company issued to the holders of the amended Notes, warrants (“Warrants”) to purchase up to an aggregate of 212,649 shares of the Company’s common stock at a cash exercise price of $2.97 per share.

The Company is pleased that all of the Noteholders agreed to extend the maturity date and reduce the interest rate of the Notes. In this dislocated market, the Company continues to focus on de-risking and protecting its liquidity. This action aligns with these objectives.

•                     Mr. Richard M. Pickup has informed the Company that he does not intend to stand for re-election at the Company’s 2020 Annual Meeting of Stockholders. Mr. Pickup, age 86, was elected to the Impac Board of Directors in 2018 and has served on the compensation and governance and nominations committees.  Mr. Pickup will continue to serve on those committees for the remainder of his term.    Mr. Pickup is also one of the largest holders of the Company’s common stock, including as an investor in its Convertible Promissory Notes.

“On behalf of the Board of Directors and the Company, I want to express our sincere appreciation to Dick Pickup for his guidance, contributions and dedication to Impac,” said Mr. George A. Mangiaracina, Chairman and CEO of Impac Mortgage Holdings, Inc. “We have valued Dick’s perspective and insight during these past years and look forward to his continued support as a stakeholder.”

The Notes, the Warrants and the shares underlying the Notes and the Warrants have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the Notes, the Warrants or shares underlying the Notes and the Warrants and shall not constitute an offer, solicitation or sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, some of which are based on various assumptions and events that are beyond our control, may be identified by reference to a future period or periods or by the use of forward looking terminology, such as “may,” “capable,” “will,” “intends,” “believe,” “expect,” “likely,” “potentially”” appear,” “should,” “could,” “seem to,” “anticipate,” “expectations,” “plan,” “ensure,” “desire,” or similar terms or variations on those terms or the negative of those terms. The forward-looking statements are based on current management expectations. Actual results may differ materially as a result of several factors, including, but not limited to the following: impact on the U.S. economy and financial markets of the outbreak of the novel coronavirus, and any adverse impact or disruption to the Company’s operations; the effects of the various stimulus efforts promulgated by the United States and state and local governments in response to the coronavirus; performance by counterparties to the Company’s business contracts; successful development, marketing, sale and financing of new and existing financial products; expansion of Non-QM loan originations; ability to successfully diversify our loan products; ability to successfully sell loans to third-party investors; volatility in the mortgage industry; unexpected interest rate fluctuations and margin compression; performance of third-party sub-servicers; our ability to manage personnel expenses in relation to mortgage production levels; our ability to successfully use warehousing capacity and satisfy financial covenants; increased competition in the mortgage lending industry by larger or more efficient companies; issues and system risks related to our technology; ability to successfully create cost and product efficiencies through new technology including cyber risk and data security risk; more than expected increases in default rates or loss severities and mortgage related losses; ability to obtain additional financing through lending and repurchase facilities, debt or equity funding, strategic relationships or otherwise; the terms of any financing, whether debt or equity, that we do obtain and our expected use of proceeds from any financing; increase in loan repurchase requests and ability to adequately settle repurchase obligations; failure to create brand awareness; the outcome, including any settlements of litigation or regulatory actions pending against us or other legal contingencies; our compliance with applicable local, state and federal laws and regulations; and other general market and economic conditions.

For a discussion of these and other risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, see our latest Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and any subsequent Current Reports on Form 8-K or Quarterly Reports on Form 10-Q we file with the Securities and Exchange Commission and in particular the discussion of “Risk Factors” therein. This document speaks only as of its date and we do not undertake, and specifically disclaim any obligation, to release publicly the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements except as required by law.

About the Company

Impac Mortgage Holdings, Inc. (IMH or Impac) provides innovative mortgage lending and real estate solutions that address the challenges of today’s economic environment. Impac’s operations include mortgage lending, servicing, portfolio loss mitigation and real estate services as well as the management of the securitized long-term mortgage portfolio, which includes the residual interests in securitizations.

For additional information, questions or comments, please call Justin Moisio, Chief Administrative Officer at (949) 475-3988 or email Justin.Moisio@ImpacMail.com. Web site: http://ir.impaccompanies.com or www.impaccompanies.com